Exhibit 99.1

PHAZAR CORP Appoints Thomas B. Reynolds as Director

MINERAL WELLS, Texas--(BUSINESS WIRE)--February 2, 2011--PHAZAR CORP, (Nasdaq:ANTP) today announced that Thomas B. Reynolds has been appointed as Director for the Company effective February 2, 2011. Mr. Reynolds' current term will expire at the Company's next annual meeting of shareholders.

Mr. Reynolds of Fort Worth, Texas, has a distinguished and varied business career, including serving from 1999 to present as President of Reynolds Cattle Company. He was an Associate of Kline & Co., a Commercial and Investment Realtor company from 1989 until 2010. Mr. Reynolds has also held numerous prominent positions in varying capacities as Chairman of the Board, Fort Worth National Bank; Director, Fort Worth National Bank and Director, Fidelity Bank.

Mr. Reynolds attended Texas Christian University, Fort Worth, Texas; Hampshire College, Amherst, MA and Berklee College of Music, Boston MA.

CONTACT:
PHAZAR CORP
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com